EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Amendment No. 1 to the Registration Statement of Mountain States Lending, Inc. on Form SB-2 of our report dated May 9, 2001, appearing in the Prospectus, which is a part of the Registration Statement and to the reference to our firm under the heading "Experts" in the Prospectus.


SCHUMACHER & ASSOCIATES, INC.




/s/ Schumacher & Associates, Inc.

October 22, 2001